UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Neutra Corp.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

OF

NEUTRA CORP.

54 Sugar Creek Center Blvd., Suite 200

Sugar Land, Texas 77478

Phone: (877) 210-4396

Copies of correspondence to:

Sonfield & Sonfield

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

Attn: Robert L. Sonfield, Jr.

Email: Robert@sonfield.com

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

To Our Stockholders:

On September 23, 2019, the Board of Directors of Neutra Corp. (the “Company” or “Registrant”) unanimously authorized a consolidation of the issued and outstanding shares of the Company’s common stock, par value $0.001 (the “Shares” or “Common Stock”), including Shares of Common Stock reserved for issuance, in a ratio to be determined by the Registrant’s Board of Directors, in the ratio of one shares for each one hundred outstanding Shares (1:100) (the “Reverse Split”).

The Reverse Split was authorized and approved by the joint Statement of Consent of the Board of Directors and Majority Consenting Shareholders of the Company dated September 23, 2019, a copy of which is attached hereto as Exhibit A.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy

By Order of the Board of Directors:

Sydney Jim
/s/ Sydney Jim
Chief Executive Officer and Chairman

Sugar Land, Texas
September 24, 2019

NEUTRA CORP.

54 Sugar Creek Center Blvd., Suite 200

Sugar Land, Texas 77478

Phone: (281) 728-7900

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTION. DESCRIBED IN THIS INFORMATION STATEMENT HAS BEEN APPROVED BY HOLDERS OF A MAJORITY VOTE OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTION DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Neutra Corp., a Wyoming corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action by unanimous vote of our directors and the holders of a majority of the Company’s outstanding voting stock (“Joint Written Consent”) in lieu of a special meeting of the stockholders. The action was taken on September 23, 2019.

General Information

The purpose of this Information Statement is to provide disclosure to our stockholders regarding the corporate action (the “Corporate Action”) ratified and approved by the Joint Written Consent, based upon the unanimous approval by our Board of Directors and the Majority Consenting Shareholders, including Shares of outstanding Common Stock and shares of Series F Preferred Stock, par value $0.001 per share (the “Series F Preferred Shares”) held by the holders of our voting capital stock (the “Majority Consenting Stockholders,” to authorize a consolidation of the outstanding shares of common stock, commonly referred to as reverse split, in the ratio of one for one hundred (1:100) (the “Reverse Split”).

The Reverse Split ratio of one share of common stock for each one hundred outstanding shares (1:100) is based upon the recent share price of $0.0020 per share and further provides that not less than five new shares will be issued to any shareholder. Therefore, any shareholder entitled to less than five new shares will be moved up to five shares.

To complete the Reverse Split, which is commonly referred to as the “Corporate Action,” the Definitive Information Statement filed on Schedule 14C with the SEC, will be submitted to FINRA to notify all member firms of the Corporate Action.

The Joint Written Consent of the Company’s Board of Directors and the Majority Consenting Shareholders approving the Corporate Action was adopted pursuant to the appropriate provisions of the Wyoming Business Corporation Act.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Shareholders will become effective twenty (20) days after the date of mailing of the Definitive Information Statement to our stockholders (“Effective Date”). This Information Statement shall constitute notice to our stockholders of the above Corporate Action taken by the Corporation pursuant to the Joint Written Consent.

New Common Stock certificates will be issued on or after the Effective Date in exchange for certificates returned to the transfer agent for exchange following the Effective Date of the Reverse Split. No fractional shares will be issued in connection with the Reverse Split.

The Company’s Common Stock is quoted on the OTCQB Market under the symbol NTRR. On the Effective Date, FINRA will change our symbol from NTRR to NTRRD for a period of twenty (20) business days to indicate to members of FINRA that the Reverse Split is effective, following which our symbol will be returned to NTRR.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Wyoming Business Corporation Act are afforded to the Company’s stockholders as a result of the approval of the Reverse Split.

Vote Required

The vote required to approve the Reverse Split is the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held and the holder of the Series F Preferred Stock is entitled to vote double (200%) of the total votes of all voting securities. Thus, the Series F Preferred Stock is entitled to two-thirds votes at a meeting or by written consent on all such matters regardless of the actual number of shares of Series F Preferred Shares outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 33 1/3% of the total votes based on their respective voting power.

Vote Obtained

Section 17-16-1003 of the Wyoming Business Corporation Act authorizes the directors and shareholders to amend the Articles of Incorporation to decrease the number of issued and outstanding shares of common stock held by each shareholder of record at the effective date and time of the change.

On September 23, 2019, the holder of the Series F Preferred Stock having 66 2/3% of the total voting power of all issued and outstanding voting shares of the Company, executed the Joint Written Consent authorizing the Reverse Split of the issued and outstanding shares of Common Stock, including shares of Common Stock reserved for issuance, in a ratio of one-for-one hundred (1:100).

The Company has issued and outstanding 1,000,000 shares of Series F Preferred Stock entitling the holder to vote double (200%) of the total votes of all voting securities. Thus, the Series F Preferred Stock is entitled to two-thirds votes at a meeting or by written consent on all such matters regardless of the actual number of shares of Series F Preferred Shares outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 33 1/3% of the total votes based on their respective voting power

The holder of the Series F Preferred Stock having 66 2/3% of the total voting power of all issued and outstanding voting shares of the Company, have executed the Joint Written Consent, attached as Exhibit A hereto. The holders of the Series F Preferred Stock shall vote together with the holders of Common Stock as a single class.

THE REVERSE SPLIT

Overview

As of September 24, 2019, the Record Date, and the date of filing of this Information Statement, the Company has 290,048,358 issued and outstanding shares of Common Stock, which does not include shares of Common Stock reserved for issuance underlying certain convertible notes. In addition, On the Effective Date of the Reverse Split there we expect the same number of shares of Common Stock will be issued and outstanding. The Board of Directors believes that the Reverse Split will affect all holders of shares of Common Stock and holders of convertible note equally but will not affect the outstanding shares of Series F Preferred Stock.

The reduction in the number of outstanding shares of Common Stock following Effective Date of the Reverse Split could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the Reverse Split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTCQB Market.

The new shares issued following the Effective Date of the Reverse Split will be fully paid and non-assessable shares. On the Effective Date of the Reverse Split, the number of stockholders will remain unchanged because those stockholders who be entitled to receive less than five shares will receive five shares such that every stockholder shall own not less than five shares as a result of the Reverse Split.

The Reverse Split will not change the number of authorized shares of Common Stock, which will continue to be unlimited shares of Common Stock, or the par value of our Common Stock, which will continue to be $0.001 per share. Therefore, the Reverse Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

On September 23, 2019, the date immediately preceding the filing of this Information Statement on Schedule 14C, the closing price of our shares subject to quotation on the OTC Market was approximately $0.0017 and the total market value was approximately $493,082 based on the 290,048,358 shares of Common Stock issued and outstanding.

Reason for the Reverse Split

The Board of Directors believes that a Reverse Split should, at least initially, increase the price of our shares of Common Stock to approximately $0.10 per share. Although the Reverse Split will not increase the total market value of our Common Stock, the Board of Directors believes that the increase in the price of our shares of Common Stock, which increase may not necessarily be sustained, should make our shares of Common Stock more attractive to potential investors, encourage investor interest and trading and possibly the marketability of our Common Stock.

In addition, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also further limit the willingness of institutional investors to purchase shares of our Common Stock.

The Board further believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that the Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of Common Stock is unreasonably large in relation to Company’s operations. Upon implementation of the Reverse Split and decrease the number of shares of Common Stock that are issued and outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to future developments in our business.

We ultimately cannot predict whether, and to what extent, the Reverse Split would achieve the desired results. The price per share of our Common Stock is a function of various factors, including the profitability of our business operations.

Accordingly, there can be no assurance that the market price of our Common Stock after the Reverse Split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, that any increase can be sustained for a prolonged period of time or that the Reverse Split would enhance the liquidity of, or investor interest in, our Common Stock.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the Reverse Split outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (i) the negative perception of Reverse Splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing the Reverse Split. The effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the Reverse Split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, our Board determined that amending our Articles of Incorporation to implement the Reverse Split is in our best interests and that of our stockholders.

Mechanics of the Reverse Split

After filing of the Definitive Information Statement on Schedule 14C the Company will file a Certificate of Amendment to our Articles of Incorporation with the State of Wyoming to become effective 20 day after mailing the Definitive Information Statement (“the Effective Date”). We will notify FINRA of the Reverse Split of our issued and outstanding Common Stock that will change our symbol on the Effective Date as reported by OTCQ Market from “NTRR” to “NTRRD” for a period of twenty (20) business days following the Effective Date to notify members of FINRA that the Reverse Split is effective.

Effect of the Reverse Split

Except for the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock prior and subsequent to the Reverse Split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the Reverse Split.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The proposed Reverse Split would not affect the registration of our Common Stock under the Exchange Act.

After the Effective Date of the Reverse Split, each stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of the reverse, which will be subject to the determination of our Board of Directors. However, a Reverse Split would affect all stockholders equally and will not affect any stockholder’s percentage ownership of the Company, except for the immaterial result that the Reverse Split shall involve in the rounding up of any fractional shares up to the next whole integer in such a manner that every stockholder shall own at least 5 shares as a result of the Reverse Split, as described herein. For example, a holder of two (2%) percent of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold two (2%) percent of the voting power of the outstanding shares of Common Stock after the Reverse Split. However, with respect to those stockholders who, as a result of the Reverse Split, would have owned less than 5 shares but, as a result of the rounding up to the next whole integer (or 5 shares), their post-Reverse Split ownership percentage may differ slightly as a result of the rounding up provision. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Split. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders of record would not be affected by the Reverse Split. Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects.

Upon the Effective Date of the Reverse Split, the Company is expected to have approximately 5,800,967 shares issued and outstanding and will continue to have unlimited shares of Common Stock authorized. After the Effective Date the Company will have available unlimited shares of Common Stock authorized but unissued.

Accounting Matters

The per-share net income or loss and net book value per share of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in Common Stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Fairness of the Reverse Split

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Company’s transfer agent will adjust the record books of the company to reflect the Reverse Split as of the Effective Date of the Reverse Split. New certificates will not be mailed to stockholders.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the consequences to each of them of the Reverse Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split would have the federal income tax effects described below.

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged, therefore. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

Stockholders entitled to less than five shares will receive five shares such that no shareholder will hold less than five shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of Common Stock of our Company and, with respect to our officers, directors and principal stockholder, shares of our Series F Preferred Stock, as of September 24, 2019, the Record Date, and as of the date of this Information Statement, that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock and Series F Preferred Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock held by them.

We are not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth below. The Company does not have an investment advisor.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Number of Series F Preferred Stock(2)	Nature of Beneficial Ownership	Percentage of Class(3)
Sydney Jim	20,000,000	1,000,000	Director & CEO
Daniel Chen	-0-	-0-	Director
Gilbert Fung	-0-	-0-	Director
Amar Raval	-0-	-0-	Director
Cole Munger	-0-	-0-	Director
All directors and officers as a group (5 persons)	20,000,000	1,000,000
Total	20,000,000	1,000,000

__________

(1)	Except as otherwise indicated the address is 54 Sugar Creek Center Blvd., Suite 200, Sugar Land, Texas 77478
(2)	The 1,000,000 authorized shares of Series F Preferred Stock are subordinate to our Common Stock, does not receive dividends, does not participate in equity distributions and holds 2/3 of the voting rights of all voters.
(3)	Based upon 290,048,358 shares of Common Stock and 1,000,000 Series F Preferred Stock issued and outstanding as of the Record Date of September 24, 2019.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

By Order of the Board of Directors:

/s/ Sydney Jim
Name:	Sydney Jim
Title:	Chief Executive Officer and Chairman

Exhibit A

Joint Statement of Consent of the Board of Directors and Majority Consenting Shareholders

NEUTRA CORP.

(a Wyoming corporation)

STATEMENT OF UNANIMOUS CONSENT

OF

DIRECTORS

AND

MAJORITY CONSENT OF SHAREHOLDERS

THIS STATEMENT OF UNANIMOUS CONSENT OF DIRECTORS when executed by the Directors of the Corporation in accordance with the provisions of Section 17-16-821 of the Wyoming Business Corporation Act, will become effective as of the date of the last signature hereinbelow and will have the same force and effect as if all such Directors were present and acting at a meeting duly noticed and held for the purpose of adopting the resolutions and taking the Corporate action hereinafter set forth:

THIS STATEMENT OF CONSENT OF MAJORITY STOCKHOLDER when executed by the holder of a majority of the outstanding stock of the Corporation entitled to vote in accordance with the provisions of Section 17-16-704 of the Wyoming Business Corporation Act, will become effective as of the date of the last signature hereinbelow and shall have the same force and effect as if adopted at a special meeting of stockholders noticed and held for the purpose of adopting the Resolutions and taking the Corporate action hereinafter set forth:

REVERSE SPLIT AND AMENDMENT

TO ARTICLES OF INCORPORATION

The Directors and majority shareholder are of the opinion that it is in the best interest of the Corporation and the shareholders to consolidate the outstanding shares of Common Stock of the Corporation into a smaller number, an action generally referred to as a reverse split, effective for shareholders of record as of the closing of the security trading markets on the date specified in the notice to shareholders.

The Directors were informed that Section 17-16-1003 of the Wyoming Business Corporation Act authorizes the Directors and shareholders to amend the Articles of Incorporation to decrease the number of issued and outstanding shares of common stock held by each shareholder of record at the effective date and time of the change.

The Directors and majority shareholder were of the opinion that the amendment to the Articles of Incorporation described in the next preceding paragraph shall not change the total number of shares the Corporation is authorized to issue in order to provide a sufficient number of authorized and unissued shares to accommodate transactions in the future. Therefore, it was

RESOLVED, that the closing of the security trading markets on the day before mailing of the notice to shareholders will be the effective date of a one for one hundred (1: 100) reverse split such that the holders of Common Stock will receive one share of Common Stock of the Corporation, $.001 par value, for each one hundred (100) shares of Common Stock owned by each such holder as of the closing of the security trading markets on the day before mailing of the notice to shareholders. No certificates for less than five shares will be issued. In the event any holder of Common Stock is entitled to receive less than five shares, such holder will be issued five whole shares;

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BE IT FURTHER RESOLVED, that, unless otherwise specified in the underlying agreements, the number of shares of Common Stock or other securities issuable upon conversion or in exchange for outstanding warrants, options or other securities also be reduced in the same ratio as the reduction of outstanding shares of Common Stock authorized by the preceding Resolution;

BE IT FURTHER RESOLVED, that, unless otherwise specified in the underlying agreement, the exercise price of shares of Common Stock or other securities issuable upon conversion or in exchange for outstanding warrants, options or other securities also be increased in the same ratio as the reduction of outstanding shares of Common Stock authorized by the preceding Resolution; and

BE IT FURTHER RESOLVED, that notice of the reverse split be posted on the corporation’s website and on the same day notice of the posting be mailed to shareholders of record at the close of business on the day immediately preceding the mailing date.

INFORMATION STATEMENT

The Directors and majority shareholder were informed that the Securities Exchange Act of 1934 requires notice of the resolutions and corporation actions authorized by the preceding Resolutions. Therefore, it is:

RESOLVED, that the effective date of the amendment to the articles of incorporation and the record date and payment date of the share dividend is 12 days after notice thereof is provided to the Financial Industry Regulatory Authority;

BE IT FURTHER RESOLVED, that the corporation cause to be prepared and make available to the shareholders an information statement, substantially in the form of SEC Schedule 14C, to all the shareholders of the corporation to describe the share consolidation and amendment to the Articles of Incorporation;

BE IT FURTHER RESOLVED that the president of the corporation be directed to procure a supply of certificates in the form approved by the directors and deliver same to the transfer agent for distribution to the shareholders;

BE IT FURTHER RESOLVED that the president of the corporation be, and hereby is, authorized to execute and make available the information statement, as well as such additional documents and take such additional action required to comply with the provisions of Securities Exchange Act of 1934 and the Wyoming Business Corporation Act; and

BE IT FURTHER RESOLVED, the President of the Corporation be, and hereby is, authorized to execute and deliver such documents and instruments and do all acts and things to effectuate the intent of the foregoing Resolutions.

COUNTERPARTS. These resolutions may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. These resolutions may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

EXECUTED by the Directors and Majority shareholder as of the date set out above.

Majority Shareholder /s/ Sydney Jim Sydney Jim Date: 09/23/2019	Director /s/ Sydney Jim Sydney Jim Date: 09/23/2019	Director /s/ Daniel Chen Daniel Chen Date: 09/23/2019

Director /s/ Gilbert Fung Gilbert Fung Date: 09/23/2019	Director /s/ Amar Raval Amar Raval Date: 09/23/2019	Director /s/ Cole Munger Cole Munger Date: 09/23/2019

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